As filed with the Securities and Exchange Commission on July 13, 1998

                                                REGISRATION NO. 333-06105
        =================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              -------------------------

                           POST-EFFECTIVE AMENDMENT NO. 1*
                                          TO

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              -------------------------

                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)


                  DELAWARE                                    41-0423660
               (State or other                                 (I.R.S.
               jurisdiction of                                 Employer
              incorporation or                              Identification
                organization)                                    No.)


             Schuchart Building
           918 East Divide Avenue
                P.O. Box 5650
           Bismarck, North Dakota
            (Address of principal                             58506-5650
             executive offices)                               (Zip Code)



                              MDU RESOURCES GROUP, INC.
                        TAX DEFERRED COMPENSATION SAVINGS PLAN
                               (Full title of the plan)


               MARTIN A. WHITE     WARREN L. ROBINSON     RICHARD M. FARMER
            President and Chief     Vice President,          Thelen Reid
              Executive Officer      Treasurer and           & Priest LLP
               MDU Resources         Chief Financial        40 West 57th
                 Group, Inc.             Officer               Street
             Schuchart Building      MDU Resources    New York, New York 10019
                  918 East             Group, Inc.         (212) 603-2240
                Divide Avenue      Schuchart Building
                P.O. Box 5650           918 East
           Bismarck, North Dakota     Divide Avenue
                P.O. Box 5650    Bismarck, North Dakota
                 58506-5650            58506-5650
               (701) 222-7900        (701) 222-7900


                     (Names, addresses, including zip codes, and
                       telephone numbers, including area codes,
                                of agents for service)

                              -------------------------


          =================================================================

          * This Post-Effective Amendment No. 1 is filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended, with respect to shares of Common Stock of the registrant, and the Preference Share Purchase Rights attached thereto, to reflect a three-for-two split of the registrant's Common Stock effective July 13, 1998.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 4. DESCRIPTION OF COMMON STOCK AND PREFERENCE SHARE PURCHASE RIGHTS.



             The Company's authorized capital stock consists of 75,000,000 shares of Common Stock, $3.33 par value, 500,000 shares of Preferred Stock, $100 par value, 1,000,000 shares of Preferred Stock A, without par value, and 500,000 shares of Preference Stock, without par value.



             COMMON STOCK. The following statements are summaries of certain provisions with respect to the Common Stock of the Company contained in its Certificate of Incorporation, as amended, as affected by certain rights of the holders, if any, of the Company's Preferred Stock, Preferred Stock A and Preference Stock and by certain provisions of its Indenture of Mortgage, dated May 1, 1939, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and as further amended, (the "Indenture"). Such statements, which do not purport to be complete, are subject in all respects to the full provisions of the Certificate of Incorporation, as amended, and the Indenture, to which reference is made.



             Dividends may be paid on the Common Stock as determined by the Board of Directors out of funds legally available therefor but only if full dividends on all outstanding series of the Preferred Stock, Preferred Stock A and Preference Stock for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such Preferred Stock, Preferred Stock A or Preference Stock have been paid or provided for. The Company's Indenture contains certain restrictions upon, among other things, the payment or declaration of cash dividends on shares of the Company's Common Stock.



             The holders of the Common Stock have exclusive voting rights on the basis of one vote per share, except as may be fixed and determined by the Board of Directors in respect of series of the Preferred Stock and Preferred Stock A, or as set forth in the Certificate of Incorporation, as amended, with respect to the Preference Stock or as otherwise provided by law.



             Whenever the cumulative dividends on any outstanding series of the Preferred Stock, Preferred Stock A or Preference Stock are unpaid, in whole or in part, for a period of one year, the holders of the Preferred Stock and Preferred Stock A, or Preference Stock, as the case may be, shall be entitled to the same voting rights as the holders of the Common Stock, namely one vote for each share of Preferred Stock, Preferred Stock A or Preference Stock held. Such voting rights remain in effect until all arrears in the payment of the cumulative dividends shall have been paid and the dividends thereon for the current dividend period shall have been declared and the funds for the payment thereof set aside. In addition, the consent of the holders, if any, of specified percentages of certain series of the Preferred Stock and Preferred Stock A is required in connection with certain amendments to the Company's Certificate of Incorporation, as amended, and certain increases in authorized amounts or changes in stock senior to the Common Stock.



             The holders of the Common Stock are entitled in liquidation to share ratably in the assets of the Company after required preferential payments to the holders of the Preferred Stock, Preferred Stock A and Preference Stock.



             The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding Common Stock is fully paid and nonassessable.



             The Company's Certificate of Incorporation, as amended, contains certain provisions which make it difficult to obtain control of the Company through transactions not having the approval of the Board of Directors, including:

               A provision providing for classification of the Board into three classes comprised of as nearly equal a number of directors as possible, establishing the method of filling any vacancies, and providing that directors may be removed only for cause;



               A provision requiring the affirmative vote of 80% of the
             outstanding shares of all classes of capital stock of the Company entitled to vote for directors in order to authorize certain "Business Combinations." Any such Business Combination will also be required to meet certain "fair price" and procedural requirements. Neither an 80% stockholder vote nor "fair price" will be required for any Business Combination which has been approved by two-thirds of the "Continuing Directors;"



               A provision permitting the Board of Directors to consider
             certain specified factors in determining whether or not to approve certain Business Combinations;



               A provision requiring that action by stockholders be taken only at a stockholders' meeting and limiting the ability of stockholders to call a special meeting; and



               A provision providing that certain Articles of the
             Certificate of Incorporation, as amended, cannot be altered except by 80% of the stockholders entitled to vote unless approved by two-thirds of the Continuing Directors.



             The Transfer Agent and Registrar for the Common Stock is Norwest Bank Minnesota, N.A., South Saint Paul, Minnesota.



             RIGHTS. On November 3, 1988, the Board of Directors of the Company declared a dividend of one Right for each outstanding share of Common Stock. The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 3, 1988 (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent. Each Right entitles the registered holder, until the earlier of November 18, 1998 and the redemption of the Rights, to purchase from the Company four-ninths of one one-hundredth (one two-hundred-and-twenty fifth) of a share of Series A Preference Stock ("Preference Share") at an exercise price of $50 per one one-hundredth ($22.22 per one two-hundred-and-twenty fifth) of a Preference Share (the "Purchase Price"), subject to certain adjustments.



             Capitalized terms used in the following description and not otherwise defined herein have the meanings set forth in the Rights Agreement.



             The Rights initially are represented by the certificates for Common Stock and will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date").



             In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement, such number of shares of common stock of the acquiring company as shall be equal to the result obtained by (i) multiplying the then current exercise price of a Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the common stock of the acquiring company on the date of consummation of such merger or other business combination.

             In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at a price equal to the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement and in lieu of Preference Shares, such number of shares of Common Stock of the Company as shall be equal to the result obtained by (i) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the Company's Common Stock on the date such person became an Acquiring Person.



             The Rights will first become exercisable on the Distribution Date (unless sooner redeemed) and could then begin trading separately from the Common Stock. The Rights will expire on November 18, 1998 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.



             At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.00889 per Right (the "Redemption Price"). No redemption will be permitted after the time any person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.



             The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided there is no Acquiring Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.



             Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.



             The Purchase Price payable, and the number of Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).



             The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.



             Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a preferential quarterly dividend payment equal to the greater of
          (a) $1 per share or (b) 225 times the aggregate dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preference Shares will be entitled to a preferential liquidation payment of $100 per share, provided that holders of the Preference Shares will be entitled to an aggregate amount per share equal to 225 times the aggregate amount to be distributed per share to the holders of shares of Common Stock. Each Preference Share will have no vote, except as otherwise provided for by law or as set forth in the Company's Certificate of Incorporation, as amended. Finally, in the event of any merger, consolidation or other transaction in which shares of

          Common Stock are exchanged, each Preference Share will be entitled to receive 225 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.



             Because of the nature of the Preference Shares' dividend and liquidation rights, the value of the number of one one-hundredths of a Preference Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.



             With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.



             One Right was distributed to shareholders of the Company for each share of Common Stock owned of record by them on November 18, 1988. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all shares of Common Stock will have attached Rights.



             The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that any person becomes an Acquiring Person, since until such time the Rights may be redeemed by the Company at $.00889 per Right.



          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


          The Company's By-laws include the following provision:


             7.07 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.



             (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.



             (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.



             (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
                    (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.



             (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.



             (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this
                    Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.



             (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.



             (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

             (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.



             (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participant or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.



             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



             Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.



          ITEM 8.  EXHIBITS.


             *4(b)     By-laws of the Company, as amended to date, filed as
                       Exhibit 3(b) to Form 10-K for the year ended
                       December 31, 1997, File No. 1-3480.

             23(a)     Consent of Arthur Andersen LLP.

             23(b)     Consent of Ralph E. Davis Associates, Inc.

             23(c)     Consent of Weir International Mining Consultants.

             The undersigned registrant has timely submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

          -----------------------
          *  Incorporated by reference herein as indicated.

                                      SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on July 13, 1998.



                                  MDU RESOURCES GROUP, INC.


                                  By: /s/ Martin A. White
                                    -------------------------------------
                                    Martin A. White
                                    President and Chief Executive Officer



             Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Signature                 Title                   Date
           ---------                 -----                   ----

          /s/ Martin A. White
          --------------------
          Martin A. White         Chief Executive Officer     July 13, 1998
                                  and Director

          /s/ Douglas C. Kane
          --------------------    Chief Administrative and    July 13, 1998
          Douglas C. Kane         Corporate Development
                                  Officer and Director

          /s/ Warren L. Roinson
          --------------------
          Warren L. Robinson      Chief Financial Officer     July 13, 1998


          *Vernon A. Raile
          --------------------    Chief Accounting Officer    July 13, 1998
          Vernon A. Raile


          *John A. Schuchart
          --------------------    (Chairman of the Board)     July 13, 1998
          John A. Schuchart       Director


          *San W. Orr, Jr.
          --------------------    (Vice Chairman of the       July 13, 1998
          San W. Orr, Jr.         Board) Director


          *Thomas Everist
          --------------------    Director                    July 13, 1998
          Thomas Everist


          *H.J. Mellen, Jr.
          --------------------    Director                    July 13, 1998
          H.J. Mellen, Jr.


          *Richard L. Muus
          --------------------    Director                    July 13, 1998
          Richard L. Muus

          *Robert L. Nance
          --------------------    Director                    July 13, 1998
          Robert L. Nance


          *John L. Olson
          --------------------    Director                    July 13, 1998
          John L. Olson


          --------------------    Director                    July 13, 1998
          Harry J. Pearce


          *Homer A. Scott, Jr.
          --------------------    Director                    July 13, 1998
          Homer A. Scott, Jr.


          *Joseph T. Simmons
          --------------------    Director                    July 13, 1998
          Joseph T. Simmons


          *Sister Thomas Welder,
            O.S.B.
          --------------------    Director                    July 13, 1998
          Sister Thomas Welder,
          O.S.B.


          By: /s/ Warren L. Robinson
             ---------------------------
             Warren L. Robinson, as
             Attorney-in-fact for each
             of the persons indicated by an asterisk




                                      SIGNATURES


            The Plan. Pursuant to the requirements of the Securities Act of 1933, the Tax Deferred Compensation Savings Plan Committee has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on July 13, 1998.



                                    MDU RESOURCES GROUP, INC.
                                    Tax Deferred Compensation Savings Plan



                                    By: /s/ Douglas C. Kane
                                       ----------------------------------
                                       Douglas C. Kane, Chairman
                                       Tax Deferred Compensation Savings
                                       Plan Committee

                                  EXHIBIT INDEX


           Exhibit     Description
           -------     -----------

             23(a)     Consent of Arthur Andersen LLP.

             23(b)     Consent of Ralph E. Davis Associates, Inc.

             23(c)     Consent of Weir International Mining Consultants.